Exhibit 99.1

Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Atheros Communications, Inc. (“Atheros” or the “Company”) and Intellon Corporation (“Intellon”) after giving effect to the acquisition of Intellon on December 15, 2009, and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2009 is presented as if the acquisition with Intellon had occurred on September 30, 2009. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009, and the year ended December 31, 2008, are presented as if the acquisition had occurred on January 1, 2008 with recurring acquisition-related adjustments reflected in each of the periods.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of Atheros. Furthermore, the preparation of the unaudited pro forma condensed combined financial statements and related adjustments requires management to make certain assumptions and estimates. No effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. Additionally, no effect has been given to any tax restructuring or reorganization that may be implemented as a result of this acquisition. In connection with the plan to integrate the operations of Atheros and Intellon, Atheros anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance, compensation charges under change of control agreements with certain employees and other costs related to exit or disposal activities will be incurred and have not been reflected in the unaudited pro forma condensed combined financial statements.

The acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”). In acquisitions in which the consideration given includes equity and equity awards, measurement of the acquisition consideration is based on the fair value of the consideration given as of the close date. All the tangible and identifiable intangible assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Acquired in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the acquisition date until the completion or abandonment of the associated research and development efforts. These allocations reflect various preliminary estimates and analyses, including preliminary work performed by third-party valuation specialists, and are subject to change during the allocation period as valuations are finalized.

The unaudited pro forma condensed combined financial statements should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements of Atheros and accompanying notes included in the Atheros Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, the historical consolidated financial statements of Intellon and accompanying notes included in the Intellon Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Unaudited Pro Forma Condensed Combined Balance Sheet

at September 30, 2009

(in thousands)

	Historical
	Atheros	Intellon	Pro Forma Adjustments (Note 2)			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$122,687	$25,285	$(113,627)	(A	)	$34,345
Short-term marketable securities	260,143	36,967	—			297,110
Accounts receivable, net	61,336	11,231	—			72,567
Inventory	43,178	6,354	3,852	(C	)	53,384
Prepaid expenses, deferred income taxes and other current assets	21,987	1,456	(1,445)	(L	)	21,998

Total current assets	509,331	81,293	(111,220)			479,404
Property and equipment, net	11,923	2,407	—			14,330
Long-term investments	16,486	—	—			16,486
Goodwill	100,862	—	86,785	(D	)	187,647
Acquired intangible assets, net	14,955	—	123,617	(E	)	138,572
Intangible assets, net	—	2,695	(2,695)	(F	)	—
Deferred income taxes and other assets	22,595	100	—			22,695

Total assets	$676,152	$86,495	$96,487			$859,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,959	$10,157	$—			$49,116
Accrued and other current liabilities	64,485	2,200	6,780	(G	)	73,465

Total current liabilities	103,444	12,357	6,780			122,581
Deferred income taxes and other long-term liabilities	28,265	200	26,304	(L	)	54,769
Commitments and contingencies
Stockholders’ equity:
Common stock of Atheros	491,721	—	140,348	(B	)	631,842
			(227)	(G	)
Common stock of Intellon	—	209,716	(209,716)	(I	)	—
Accumulated other comprehensive income	1,838	—	—			1,838
Retained earnings (accumulated deficit)	50,884	(135,778)	135,778	(I	)	48,104

			(2,780)	(G	)

Total stockholders’ equity	544,443	73,938	63,403			681,784

Total liabilities and stockholders’ equity	$676,152	$86,495	$96,487			$859,134

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2008

(in thousands, except per share data)

	Historical
	Atheros	Intellon	Pro Forma Adjustments (Note 2)			Pro Forma Combined
Net revenue	$472,396	$75,378	$—			$547,774
Cost of goods sold	236,431	43,181	—			279,612

Gross profit	235,965	32,197	—			268,162

Operating expenses:
Research and development	121,565	15,946	(65)	(F	)	137,446
Sales and marketing	51,154	8,138	—			59,292
General and administrative	25,109	8,239	—			33,348
Amortization of acquired intangible assets	12,231	—	21,899	(K	)	34,130

Total operating expenses	210,059	32,323	21,834			264,216

Income (loss) from operations	25,906	(126)	(21,834)			3,946
Interest income, net	8,878	1,046	(3,591)	(J	)	6,333
Impairment of long-term investments	(15,490)	—	—			(15,490)

Income (loss) before income taxes	19,294	920	(25,425)			(5,211)
Income tax (provision) benefit	(422)	1	9,535	(L	)	9,114

Net income (loss)	$18,872	$921	$(15,890)			$3,903

Basic net income per share	$0.32	$0.03				$0.06

Diluted net income per share	$0.30	$0.03				$0.06

Shares used in computing basic net income per share	59,804	30,865	(30,865)	(M	)	64,304

			4,500	(M	)

Shares used in computing diluted net income per share	62,070	31,152	(31,152)	(M	)	66,981

			4,911	(M	)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months ended September 30, 2009

(in thousands, except per share data)

	Historical
	Atheros	Intellon	Pro Forma Adjustments (Note 2)			Pro Forma Combined
Net revenue	$356,790	$52,916	$—			$409,706
Cost of goods sold	186,072	26,128	—			212,200

Gross profit	170,718	26,788	—			197,506

Operating expenses:
Research and development	92,144	12,011	(56)	(F	)	104,099
Sales and marketing	42,593	6,611	—			49,204
General and administrative	20,980	6,549	—			27,529
Amortization of acquired intangible assets	8,350	—	16,424	(K	)	24,774
Acquisition-related charges	977	1,785	(2,762)	(H	)	—

Total operating expenses	165,044	26,956	13,606			205,606

Income (loss) from operations	5,674	(168)	(13,606)			(8,100)
Interest income (expense), net	4,585	36	(1,568)	(J	)	3,053
Impairment of long-term investments	(2,011)	—	—			(2,011)

Income (loss) before income taxes	8,248	(132)	(15,174)			(7,058)
Income tax benefit	22,526	35	5,690	(L	)	28,251

Net income (loss)	$30,774	$(97)	$(9,484)			$21,193

Basic net income (loss) per share	$0.50	$(0.00)				$0.32

Diluted net income (loss) per share	$0.49	$(0.00)				$0.31

Shares used in computing basic net income (loss) per share	61,485	31,098	(31,098)	(M	)	65,985

			4,500	(M	)

Shares used in computing diluted net income (loss) per share	63,162	31,098	(31,098)	(M	)	68,073

			4,911	(M	)

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On December 15, 2009, the Company acquired 100% of the outstanding shares of Intellon. Under the terms of the acquisition, the Company paid an aggregate of $113,627,000 in cash and exchanged 32,502,000 of Intellon’s outstanding common stock and equivalents for 4,500,000 shares of the Company’s common stock and equivalents, valued at $140,348,000 to Intellon shareholders upon closing, resulting in total acquisition consideration of $253,975,000. The total estimated acquisition consideration used in preparing the pro forma condensed combined financial statements was based on the ratio of cash and stock consideration that was elected by Intellon shareholders upon completion of the acquisition on December 15, 2009, and is as follows (in thousands):

Acquisition Consideration:
31,307 shares of Intellon exchanged for:
4,200 shares of Atheros common stock	$135,159
Cash	113,627
Employee stock compensation plans:
1,090 Intellon stock options exchanged for 272 Atheros stock options	4,289
105 Intellon RSUs exchanged for 28 Atheros RSUs	900

Total estimated acquisition consideration	$253,975

The Company issued to Intellon employees on December 15, 2009, options to purchase 631,000 shares of the Company’s common stock, 189,000 restricted stock units (“RSUs”) of the Company’s common stock and 16,000 restricted stock awards with an aggregate value of approximately $18,183,000, in exchange for their options to purchase shares, restricted stock units, and restricted stock awards of Intellon. Of this amount, 272,000 stock options and 28,000 RSUs were earned prior to the acquisition date, and therefore, the Company recorded $5,189,000 as part of the acquisition consideration. The remaining 359,000 stock options, 161,000 RSUs and 16,000 restricted stock awards will result in compensation expense of $12,994,000, which will be recognized over the remaining vesting period of these equity awards, which ranges from one day to four years, subject to adjustment based on estimated forfeitures. Additionally, on December 15, 2009, the Company issued 356,000 restricted stock units of the Company’s common stock to employees of Intellon valued at $11,456,000, subject to adjustment based on estimated forfeitures, and will recognize this amount as compensation expense over a period ranging from one to four years. The value of the Company’s common stock and equivalents issued was determined based on the Company’s closing share price on December 15, 2009 of $32.18 per share.

Under the acquisition method of accounting, the total estimated acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Intellon based on their estimated fair values as of the closing. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Atheros has made a preliminary allocation of the acquisition consideration as follows (in thousands):

Net tangible assets acquired	$71,322
Deferred tax liabilities	(27,749)
Amortizable intangible assets:
Developed technology	98,219
Customer relationships	15,786
Backlog	1,906
In–process research and development	7,706
Goodwill	86,785

Total preliminary acquisition consideration allocation	$253,975

Approximately $115,911,000 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited condensed combined pro forma financial statements. Atheros expects to amortize these intangible assets on a straight-line basis of five years for developed technology and seven years for customer relationships. In-process research and development with an approximate value of $7,706,000 is recorded at fair value as an indefinite-lived intangible asset at the acquisition date until the completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process research and development assets are generally considered amortizable, finite-lived assets.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that Atheros determines that the value of goodwill has become impaired, Atheros will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.

The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

2. Preliminary Pro Forma and Acquisition Accounting Adjustments

The pro forma adjustments are as follows:

(A)	To reflect the utilization of Atheros’ cash to fund a portion of the total acquisition consideration.

(B)	To record shares of Atheros common stock and common stock equivalents issued as a result of the acquisition, including Intellon common stock equivalents that automatically vest as a result of the change of control.

(C)	To record inventory at estimated fair value.

(D)	To record preliminary goodwill resulting from the acquisition. See also Note 1 for a more detailed discussion.

(E)	To record the preliminary estimated identifiable intangible assets, which include developed technology, in-process research and development, customer relationships and backlog. See also Note 1 for a more detailed discussion.

(F)	To eliminate Intellon’s historical intangible assets and to reverse the related historical amortization for the periods presented.

(G)	To reflect estimated direct incremental costs of $6,780,000 associated with the acquisition and the registration of the shares issued in the acquisition that are not yet reflected in the historical results of Atheros or Intellon at September 30, 2009. Acquisition-related charges include fees payable for investment banking, legal and accounting services, Intellon’s directors’ and officers’ insurance liability, printing and other consulting services. To reflect additional transaction costs of $2,780,000 that will be recognized in the Company’s financial statements post-acquisition in the period they are incurred. In addition, $227,000 of these costs are expected to be capitalized by Atheros as they relate to printing, accounting and legal fees associated with common stock share registration.

(H)	To eliminate transaction costs that have been reflected in the historical results through September 30, 2009 as they are non-recurring transaction expenses.

(I)	To reflect the elimination of the historical equity balances of Intellon.

(J)	To reflect a reduction in interest income due to cash consideration paid by Atheros to Intellon stockholders.

(K)	To record amortization associated with preliminary estimated identifiable intangible assets acquired as a result of the acquisition.

(L)	To adjust deferred income taxes, which are primarily associated with preliminary estimated identifiable intangible assets and pro forma adjustments attributable to the acquisition. For purposes of the balance sheet, deferred taxes related to intangible assets were calculated using the estimated applicable tax rate. For purposes of the income statement, income tax benefits were calculated using statutory rates, which resulted in a blended statutory tax rate of 37.5% in both the year ended December 31, 2008 and the nine months ended September 30, 2009.

(M)	To eliminate the balances of Intellon shares used in computing basic and diluted net income (loss) per share, and to reflect the exchange of Intellon common stock into Atheros common stock.